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                                                                   Exhibit 1-(1)



                                UNDERWRITING AGREEMENT
                                ----------------------


                                                                          [Date]

Sonat Inc.,
Amsouth-Sonat Tower,
Birmingham, Alabama 35203.

Dear Sirs:

     The underwriters named below (such underwriters being herein called the "Underwriters") understand that Sonat Inc., a Delaware corporation (the "Company"), proposes to issue and sell [$________] aggregate principal amount of [________] (the "Purchased Securities"), registered on Registration Statement No. [________]. Subject to the terms and conditions set forth herein and incorporated by reference herein and referred to below, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the principal amount of such Purchased Securities set forth opposite their names at [________] of their principal amount.

                                                                Principal Amount
Name                                                                of Notes
----                                                            ----------------










     The Underwriters will pay for such Purchased Securities upon delivery thereof at the offices of [________], at 10:00 a.m. (New York time) on [________].


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                                                                               2


     The Purchased Securities shall have the following terms:


     Maturity:

     Interest Rate:

     Redemption Provisions:

     Defeasance Provisions:

     Interest Payment Dates:

     Unless otherwise provided herein, all the provisions contained in the document entitled Sonat Inc. Underwriting Agreement Standard Provisions, dated September 25, 1997, a copy of which was filed as an exhibit to Registration Statement [______], are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

     All notices and communications hereunder to an Underwriter shall be given to [________] , at the address set forth below.


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                                                                               3


     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.


                                        Very truly yours,

                                        [________]

                                        By:
                                           ----------------------------

Accepted:


SONAT INC.

By:
   ---------------------------
   Name:
   Title: